UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2025

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 West First Avenue Conshohocken, PA		19428-1800
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610) 727-7000

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)
2.875% Senior Notes due 2028	COR28	New York Stock Exchange (NYSE)
3.625% Senior Notes due 2032	COR32	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On May 21, 2025, the Board of Directors (the “Board”) of Cencora, Inc. (the “Company”) appointed Lori J. Ryerkerk to serve on the Board (the “Appointment”), with such Appointment to be effective as of June 1, 2025 (the “Appointment Date”).

Ms. Ryerkerk will receive the same benefits and compensation as the other non-employee directors on the Board pursuant to the Company’s Compensation Policy for Non-Employee Directors, as described on pages 40 to 41 of the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on January 23, 2025. All such compensation, including the non-employee director annual equity award, will be pro-rated for the period beginning on the Appointment Date and ending on the date of the Company’s 2026 Annual Meeting of Stockholders.

There are no arrangements or understandings between Ms. Ryerkerk and any other persons pursuant to which Ms. Ryerkerk was appointed as a director. There are no family relationships between Ms. Ryerkerk and any director or executive officer of the Company, and the Company has not entered into any transactions with Ms. Ryerkerk that would require disclosure under Item 404(a) of Regulation S-K. At this time, Ms. Ryerkerk has not been named to serve on any committees of the Board.

Director Resignation

On May 27, 2025, following the conclusion of the Company’s quarterly Board meeting, Ornella Barra informed the Company of her intent to resign from the Board effective immediately. Walgreens Boots Alliance, Inc. (“WBA”) has advised the Company that Ms. Barra’s resignation from the Board is in anticipation of WBA’s ownership falling below 5% as a result of the scheduled settlement of certain previously disclosed prepaid variable share forward transactions, which is expected to take place in early June. Ms. Barra has advised the Company that her resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. WBA has informed the Company that it does not currently intend to exercise its rights as a 5% stockholder to designate a director to fill the vacancy created by Ms. Barra’s resignation and, pursuant to the Amended and Restated Shareholders Agreement between WBA and the Company, when WBA’s ownership falls below 5%, WBA will no longer be entitled to designate any directors to the Board.

Ms. Barra has served as a director of the Company since 2015 and currently serves as a member of the Board’s Finance Committee and Compliance and Risk Committee.

Item 7.01   Regulation FD Disclosure.

On May 28, 2025, the Company issued a news release announcing the Appointment. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 28, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

May 28, 2025	By:	/s/ Elizabeth S. Campbell
		Name:	Elizabeth S. Campbell
		Title:	Executive Vice President and Chief Legal Officer